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                                                                     Exhibit 5.1


                     [Morrison & Foerster LLP Letterhead]

                                August 18, 1999



Cheap Tickets, Inc.
1440 Kapiolani Boulevard, Suite 800
Honolulu, Hawaii 96814

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     At your request, we have examined the Amendment No. 1 to the Registration Statement on Form S-1 of Cheap Tickets,, Inc., a Delaware corporation (the "Company"), initially filed with the Securities and Exchange Commission on August 3, 1999, and all amendments thereto (collectively, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 5,750,000 shares (the "Stock") of the Company's common stock, $.001 par value. Of the shares registered, 2,500,000 are authorized but unissued stock, to be offered and sold by the Company, and 3,250,000 (including up to 750,000 shares subject to the underwriters' over-allotment) are presently issued and outstanding and are to be sold by certain selling stockholders (the "Selling Stockholders"). The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

     As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of the Stock to be offered by the Company.

     We are of the opinion that the issuance of the 2,500,000 shares of Stock to be offered and sold by the Company has been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable. We are also of the opinion that the 3,229,000 shares of Stock to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and non-assessable. The remaining 21,000 shares are subject to an option to be exercised by F. Michael Bartholomew (the "Option Shares"). The issuance of these Option Shares has been duly authorized by all corporate action, and upon exercise of the option and payment of the option price by the option holder, they will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                  Very truly yours,

                                  /s/ Morrison & Foerster LLP

                                  Morrison & Foerster LLP